Exhibit 5.1
March 11, 2008
Delphi Corporation.
5725 Delphi Drive
Troy, Michigan 48098

Re:	Delphi Corporation Registration Statement on Form S-1 (File No. 333-141117)
Ladies and Gentlemen:
     We have acted as special counsel to Delphi Corporation, a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement includes (i) a prospectus (the “Rights Prospectus”) to be furnished to securityholders and creditors of the Company in connection with the issuance by the Company of transferable rights entitling the holders thereof to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company for $59.61 per share (the “Par Rights”) and $38.39 per share (the “Discount Rights” and together with the Par Rights, the “Rights”); and (ii) a prospectus (the “Warrant Prospectus”) to be furnished to securityholders of the Company in connection with the issuance of warrants entitling the holders thereof to purchase shares of Common Stock at an exercise price of $65.00 per share (the “Warrants”). The Registration Statement relates to (i) the Rights, (ii) 62,707,305 shares (the “Rights Shares”) of Common Stock that may be issued and sold by the Company upon exercise of the Rights, (iii) the Warrants, (iv) 15,384,616 shares (the “Warrant Shares”) of Common Stock that may be issued and sold by the Company upon exercise of the Warrants and (v) the resale by the Investors (as defined in the Rights Prospectus) to the public of up to 41,026,309 shares (the “Resale Shares”) of Common Stock that may be issued and sold to the Investors to the extent that any Discount Rights remain unexercised upon the expiration of the Discount Rights. The Rights, the Rights Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”
     This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (a) certain resolutions of the Board of Directors of the Company, (b) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and as certified by the Secretary of State of the State of Delaware, (c) the Amended and Restated Bylaws of the Company, as currently in effect, (d) the Company’s First Amended Joint Plan of Reorganization, dated December 10, 2007 (the “Plan”), (e) the Findings of Fact, Conclusions of Law, and Order Confirming First Amended Joint Plan of Reorganization of Delphi Corporation and Certain Affiliates, Debtors and Debtors-in-Possession, as Modified, dated January 25, 2007, (f) the Equity Purchase and Commitment Agreement, as

Delphi Corporation
March 11, 2008

amended as of December 10, 2007, by and among the Investors and the Company (the “EPCA”), and (g) the following each in the form filed with the Commission as of the date hereof: (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware on the effective date of the Plan (the “Certificate of Incorporation”), (iii) the Amended and Restated Bylaws of the Company to take effect on the effective date of the Plan (the “Bylaws”), (iv) a specimen Par Rights subscription certificate, (v) a specimen Discount Rights subscription certificate, (vi) a specimen evidencing the Common Stock and (vii) the Warrant Agreement, to be entered into by and between the Company, Computershare Trust Company, N.A. and Computershare Inc. (the “Warrant Agreement”).
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect thereof on such parties. We have also assumed that the Rights will be delivered in accordance with the terms of the Plan and, solely with respect to opinion paragraphs 2, 3, 4 and 5 below, that each of the documents identified in clauses (d)(ii), (iii) and (vii) will be filed, become effective or be entered into as appropriate, and that the Plan will become effective.
     Our opinions set forth below are limited to the General Corporation Law of the State of Delaware and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

Delphi Corporation
March 11, 2008

     (a) in rendering the opinion set forth in paragraphs 2, 4 and 5 below, we have assumed that the certificates evidencing the Rights Shares, the Warrant Shares and the Resale Shares will be signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock;
     (b) we have assumed that the execution and delivery by the Company of the Warrant Agreement and the EPCA and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Certificate of Incorporation or Bylaws), (ii) any law, rule, or regulation to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Opined on Law), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;
     (c) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Warrant Agreement (other than with respect to the Company to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Company to the extent necessary to render the opinions set forth herein);
     (d) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);
     (e) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Warrant Agreement or any transactions contemplated thereby;
     (f) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations; and
     (g) in rendering the opinions set forth in paragraph 2 and 4 below, we have assumed that the exercise prices of the Rights and the Warrants will be at least equal to the par value of the Common Stock at the time of issuance of the Rights Shares and Warrant Shares.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. The Rights have been duly authorized by the Company and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Delphi Corporation
March 11, 2008

     2. The Rights Shares will be duly authorized, validly issued, fully paid and nonassessable when issued and delivered against payment therefor upon exercise of Rights as contemplated in the Rights Prospectus.
     3. The Warrants have been duly authorized by the Company and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     4. The Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable when issued and delivered against payment therefor upon exercise of Warrants in accordance with the terms of the Warrant Agreement.
     5. The Resale Shares will be duly authorized, validly issued, fully paid and nonassessable when issued and delivered to the Investors against payment therefor in accordance with the terms of the EPCA.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectuses forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP